Exhibit (h) (71)


              FORM OF ADMINISTRATIVE SERVICES AGREEMENT SUPPLEMENT

     (Institutional Liquidity Fund for Credit Unions of The RBB Fund, Inc.)

         This supplemental agreement is entered into this ___ day of __________, 2003 by and between THE RBB FUND, INC. (the "Company") and PFPC DISTRIBUTORS, INC., ("PFPC Distributors").

         The Fund is a corporation organized under the laws of the State of Maryland and is an open-end management investment company. The Company and PFPC Distributors have entered into an Administrative Services Agreement, dated as of May 29, 1998 (as from time to time amended and supplemented, the "Administrative Services Agreement"), pursuant to which PFPC Distributors has undertaken to provide certain administrative services to certain of the Company's portfolios and classes, as more fully set forth therein.

         The Company agrees with PFPC Distributors as follows:

         1. ADOPTION OF ADMINISTRATIVE SERVICES AGREEMENT. The Administrative Services Agreement is hereby adopted for the Common Stock of the Institutional Liquidity Fund for Credit Unions ("Portfolio") of the Company.

         2. COMPENSATION. For all services to be rendered, facilities furnished and expenses paid or assumed by PFPC Distributors as provided in the Administrative Services Agreement and herein, the Company will pay PFPC Distributors, with respect to the Portfolio, monthly fees as shall be agreed upon from time to time by the Company and PFPC Distributors.

         3. COUNTERPARTS. This supplement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have entered into this Supplement, intending to be legally bound hereby, as of the date and year first above written.

         THE RBB FUND, INC.                          PFPC DISTRIBUTORS, INC.

        By:          _____________________    By:        _______________________

        Name:        _____________________    Name:      _______________________

        Title:       _____________________    Title:     _______________________